EXHIBIT 15



The Louisiana Land and Exploration Company
New Orleans, Louisiana

Ladies and Gentlemen:


     Re: Registration Statement on Form S-8 relating to 150,000 shares of capital stock to be registered for The Louisiana Land and Exploration Company
           1995 Stock Option Plan for Non-Employee Directors


With respect to the above-referenced Registration Statement, we acknowledge our awareness of the use of our reports dated May
12, 1995 and August 11, 1995, incorporated herein by reference related to our reviews of interim financial information.

Pursuant to Rule 436(c) under the Securities Act, such reports are not considered a part of a Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                          Very truly yours,

                                          /s/ KPMG Peat Marwick LLP

                                          KPMG Peat Marwick LLP

New Orleans, Louisiana
September 25, 1995